UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

CECO ENVIRONMENTAL CORP

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-7099	13-2566064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5080 Spectrum Drive Suite 800E
Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2025, CECO Environmental Corp. (the "Company") through its subsidiary Met-Pro Technologies LLC executed a membership interest purchase agreement (the "Agreement") with May River Capital through its special purpose entity Tusk Industrial OpCo Acquisition LLC (the "Purchaser") and simultaneously closed the sale of its Fluid Handling business, also known as its Global Pump Solutions business. The Global Pump Solutions business consists of three niche leadership severe service industrial metallic, fiberglass and thermoplastic centrifugal pump brands - Dean, Fybroc and Sethco. The business primarily operates from locations in Indianapolis, Indiana and Telford, Pennsylvania, and is comprised of certain assets including intellectual property, inventory, and property and equipment. Under the terms of the Agreement, the Purchaser acquired the Purchased Assets, Assumed Liabilities, issued and outstanding Equity Securities, and Assigned IP (each term as defined in the Agreement) for a purchase price of $109.5 million, subject to purchase price adjustments. The Company retained historical asbestos liabilities and the related legacy insurance policies. On March 31, 2025, the Company received cash proceeds of approximately $106 million, inclusive of the purchase price and purchase price adjustments, with an additional amount of approximately $3 million placed in escrow for the potential satisfaction of purchase price adjustments.

The Agreement contains customary representations, warranties and covenants of each of the parties to the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 8.01 Other Events.

On April 1, 2025, the Company issued a press release providing information about the divesture. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

10.1†	Membership Interest Purchase Agreement, dated as of March 31, 2025, by and among Tusk Industrial OpCo Acquisition LLC and Met-Pro Technologies LLC
99.1	Press Release, CECO Environmental Announces Completion of the Divestiture of its Fluid Handling Business to May River Capital
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish on a supplemental basis a copy of any omitted schedule or exhibit upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO Environmental Corp.

Date:	April 4, 2025	By:	/s/ Kiril Kovachev
Kiril Kovachev Chief Accounting Officer